Exhibit 99.3

Avapritinib, a Potent and Selective Inhibitor of KIT D816V, Induces Complete and Durable Responses in Patients with Advanced Systemic Mastocytosis European Hematology Association Annual Meeting Amsterdam, Netherlands, 15 June 2019 Deepti Radia, Michael W. Deininger, Jason Gotlib, Prithviraj Bose, Mark W Drummond, Elizabeth O. Hexner, William A. Robinson, Albert T Quiery, Elliott Winton, Tracy I. George, Hans-Peter Horny, Ronny Oren, Hongliang Shi, Oleg Schmidt-Kittler, Brenton Mar, Daniel J. DeAngelo EXPLORER Advanced SM

Disclosures 2 Dr. Deepti Radia is an investigator for Blueprint Medicines’ ongoing phase 1 and phase 2 studies in advanced, indolent and smoldering systemic mastocytosis Dr. Radia has the following disclosures: Consulting or advisory role: Blueprint Medicines, Novartis Speaker’s Bureau: Novartis Avapritinib is an investigational agent discovered by and currently in development by Blueprint Medicines Corporation (Blueprint Medicines)

Systemic mastocytosis (SM) is a clonal mast cell disease

- *KIT* D816V drives mast cell growth and activation in ~95% of cases
- Mast cell activation leads to debilitating symptoms
- SM subtyping is based on clinicopathologic features and predicts survival[1-3]

Advanced SM (AdvSM) – organ damage


KIT D816V
KIT D816V
KIT D816V

Mast cell leukemia
(MCL)
mOS: 2 months

SM with an associated hematological neoplasm
(SM-AHN)
mOS: 24 months

Aggressive SM
(ASM)
mOS: 41 months

Indolent SM
(ISM)
*mOS: 198 months**

Smoldering SM
(SSM)
mOS: 120 months

1. Pardanani A. *Am J Hematol.* 2016;91(11):1146-1159. 2. Lim KH et al. *Blood.* 2009;113(23):5727-5736
3. Valent P et al. *Cancer Res.* 2017;77(6):1261-1270.

*Expected US survival for age
mOS: median Overall Survival

3

Biochemical binding by DiscoverRX at 3uM KIT D816V biochemical IC50 avapritinib* imatinib* masitinib# midostaurin* ripretinib# 0.27 nM 8150 nM >1000 nM 2.9 nM 2.6 nM Avapritinib potently and selectively targets KIT D816V Kinome illustrations reproduced courtesy of Cell Signaling Technology, Inc. (CSTI) (www.cellsignal.com). Blueprint Medicines is not responsible for the content of the CSTI site. 4 Binding to other kinases (size is proportional to binding) avapritinib imatinib midostaurin Binding to KIT ripretinib *Evans EK et al. Sci Transl Med. 2017;9(414) #Blueprint Medicines internal data on file masitinib

Phase 1 EXPLORER clinical trial design AdvSM AdvSM, mIWG-MRT-ECNM evaluable Cohort 1: 300 mg QD Cohort 2: 200 mg QD Part 1: Dose escalation (N=32) Part 2: Expansion (N=37) avapritinib 30-400 mg QD Key entry criteria: AdvSM (ASM, SM-AHN or MCL) or relapsed/refractory myeloid malignancy per local assessment Age ≥18 years, ECOG performance status 0-3, platelets ≥25 x109/L Study objectives: RP2D, safety, ORR per m-IWG-MRT-ECNM, patient-reported outcomes AdvSM or relapsed/refractory myeloid malignancy All data in this presentation are based on a cut-off of January 2, 2019; QD, once daily RP2D, recommended Phase 2 dose, ECOG, Eastern Cooperative Oncology Group 5 EXPLORER Advanced SM

Central pathology and adjudication implemented

EXPLORER trial now performing central adjudication for confirmation of diagnosis and consistency of response evaluation

Central Assessments

- ✓ Central tryptase and imaging
- ✓ Central adjudication of diagnosis and response
- ✓ Central pathology and mutation assessment
- ✓ Only responses confirmed ≥12 weeks considered

45% of local subtyping changed during central adjudication

1. Found AHN on central pathology (i.e., ASM → SM-AHN, 20%)
2. WHO C-findings not present/documented upon review (ie. ASM → ISM, 19%)
3. Other central pathology discordance (i.e., MCL found, AHN not found, 6%)

6

WHO C-findings are complex and mis-subtyping common 13 of 34 local diagnoses of ASM were adjudicated to be ISM (12) or SSM (1) due to lack of WHO C-findings upon central review* Presence of WHO C-findings in ASM correlates with higher mast cell burden Mast cell burden ASM ISM/SSM n 7 15 Median tryptase, ng/mL 270 116 Median marrow biopsy mast cells, % 30 20 *Bone findings that were not large osteolytic lesions, weight loss that was <10% of body weight, splenomegaly, but without hypersplenism (ie. platelets <100K/uL) were most common 7 Best Change from Baseline (%) Serum Trypase 0 -20 -40 -60 -80 -100 ASM ISM or SSM >50% decrease in tryptase tryptase decreased to < 20 ng/ml# tryptase normalized to < 11.4ng/ML Marrow Mast Cells 40 20 0 -20 -40 -60 -80 -100 ASM ISM or SSM <50% decrease in mast cells (MC) >50% decrease in MC MC aggregates cleared from marrow

Parameter All patients (N=69) mIWG Evaluable* pts (N=39) Median age, years (range) / Female, n (%) 62 (34 – 83) / 33 (48) 66 (34 – 83) / 21 (54) SM subtype per central assessment, n (%)* AdvSM ASM SM-AHN MCL ISM or SSM Not SM (CMML) 53 (77) 7 (10) 37 (54) 9 (13) 15 (22) 1 (1) 39 (100) 3 (8) 28 (72) 8 (20) 0 0 ECOG performance status, n (%) 0-1 2-3 50 (75) 17 (25) 26 (67) 13 (33) KIT mutation, per central assays#, n (%) D816V positive D816Y positive KIT mutation negative 62 (90) 2 (3) 5 (7) 37 (95) 2 (5) 0 SRSF2, ASXL1 and/or RUNX1 (S/A/R) mutation positive, n (%), n=64 31 (45) 22 (56) Prior anti-neoplastic therapy Median # of therapies (range) Any, n (%) Midostaurin Cladribine 1 (0 – 4) 42 (61) 15 (22) 11 (16) 1 (0 – 4) 23 (59) 10 (26) 6 (15) Bone marrow mast cell (MC) burden (%), median (range) 35 (5 – 95) 50 (5 – 95) Serum tryptase (µg/L), median (range) 163 (12 – 1414) 182 (21 – 765) KIT D816V allele fraction, median % (range) 9 (0 – 81) 16 (0 – 81) Baseline characteristics *mIWG Evaluable patients have central diagnosis of AdvSM and adjudicated baseline mIWG-MRT-ECNM C-finding(s) (or MCL) and at least 25 weeks follow up (or EOS) 8

65% of patients return to normal tryptase levels ≥50% tryptase reduction in every patient treated normal serum tryptase is defined as <11.4ng/mL # < 20ng/mL is a criterion for complete remission per mIWG-MRT-ECNM 9 Serum Tryptase (central) Best Change from Baseline (%) 0 -20 -40 -60 -80 -100 >50% decrease in tryptase tryptase decreased to <20ng.mL# tryptase normalized to <11.4ng/mL ISM ASM SM-AHN SSM MCL CMML S/A/R genotype

79% of patients clear marrow mast cell aggregates ≥50% marrow cells reduction in 93% of patients Only patients with MC aggregates at baseline who have post-baseline assessments included * Clearance of marrow MC aggregates, but necessarily interstitial MC, is a criterion for complete remission per mIWG-MRT-ECNM 10 Bone marrow mast cells (central) Best change from Baseline (%) 40 20 0 -20 -40 -60 -80 -100 n=58 <50% decrease in mast cells (MC) >50% decrease in MC MC aggregates cleared from marrow* ISM ASM SM-AHN SSM MCL S/A/R genotype

84% of palpable spleens become non-palpable Only patients with measurable spleens at baseline who have post-baseline assessments included *Of 44 palpable spleens at baseline, 37 (84%) become non-palpable. One not shown on figure as no post-baseline scan yet ≥35% reduction in spleen volume in 81% of patients 11 Spleen volume (central) Best Change from Baseline (%) 0 -20 -40 -60 -80 -100 <35% decrease in spleen volume from baseline ≥35% decrease in spleen volume from baseline Palpable spleen at baseline becomes non-palpable ISM ASM SM-AHN SSM MCL CMML S/A/R genotype -35% reduction n-63

64% of patients return to normal tryptase levels ≥50% tryptase reduction in every patient treated normal serum tryptase is defined as <11.4ng/mL # < 20ng/mL is a criterion for complete remission per mIWG-MRT-ECNM 79% of patients clear marrow mast cell aggregates ≥50% marrow cells reduction in 93% of patients Only patients with MC aggregates at baseline who have post-baseline assessments included * Clearance of marrow MC aggregates, but necessarily interstitial MC, is a criterion for complete remission per mIWG-MRT-ECNM 84% of palpable spleens become non-palpable Only patients with measurable spleens at baseline who have post-baseline assessments included *Of 44 palpable spleens at baseline, 37 (84%) become non-palpable. One not shown on figure as no post-baseline scan yet ≥35% reduction in spleen volume in 81% of patients 12 >50% reduction in marrow KIT D816V in 88% of patients Marrow KIT D816V becomes undetectable in 33% of patients Only patients with marrow KIT D816V at baseline who have post-baseline assessments included *Allele fraction is below validated reliable threshold of detection for KIT D816V ddPCR assay of 0.17% Marrow KIT D816V ddPCR (central) Best Change from Baseline (%) 0 -20 -40 -60 -80 -100 <50% decrease from baseline >50% decrease from baseline Decreases to <1% Becomes undetectable* ISM ASM SM-AHN SSM MCL CMML S/A/R genotype n=60

High rate of confirmed mIWG-MRT-ECNM responses across all AdvSM subtypes 1 CRh: Requires all criteria for CR be met and response duration must be ≥12 weeks (to be confirmed); however, patient may have residual cytopenias. The following are required for CRh: ANC > 0.5 × 109/L with normal differential (absence of neoplastic MCs and blasts < 1%) and Platelet count > 50 × 109/L and Hgb level > 8.0 g/dL Best confirmed central response, n (%) All evaluable (n=39) mIWG ORR (CR + CRh + PR + CI) 30 (77) CR or CRh1 9 (23) Complete Remission (CR) 3 (8) CR, partial hematologic recovery1 (CRh) 6 (15) Partial Remission (PR) 18 (46) Clinical Improvement (CI) 3 (8) Stable Disease (SD) 9 (23) Progressive Disease* (PD) 0 All responses (CR, CRh, PR, CI) confirmed at ≥12 weeks ASM (n=3) SM-AHN (n=28) MCL (n=8) 3 (100) 21 (75) 6 (75) 0 7 (25) 2 (25) 0 2 (7) 1 (13) 0 5 (18) 1 (13) 3 (100) 13 (46) 2 (25) 0 1 (4) 2 (25) 0 7 (25) 2 (25) 0 0 0 S/A/R genotype (n=22) 16 (73) 5 (23) 1 (5) 4 (18) 9 (41) 2 (9) 6 (27) 0 13 S/A/R: A poor prognosis SRSF2, ASXL1 or RUNX1 mutation detected at baseline *No patients were primary progressors within the first 12 weeks

Responses occur rapidly and deepen over time Median time to initial response 2 months 74% of patients maintain response for at least 12 months Median time to CR/CRh is 16 months On therapy up to 34 months 14 *Only 3 pts met the mIWG-MRT-ECNM PD response criteria (all transformation to AML), however 6 additional clinical progressions also occurred Patients (%) marrow assessments 100 90 80 70 60 50 40 30 20 10 0 months 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 n=39 39 39 39 39 37 31 29 27 24 23 21 19 18 15 13 13 12 12 10 9 9 8 8 6 6 5 5 3 PD* SD CI PR CRh CR

Median overall survival not reached for any subtype ISM/SSM + ASM MCL SM-AHN Subtype % All AdvSM 78 ASM 100 SM-AHN 70 MCL 88 ISM or SSM 100 Estimated 24 month OS rate 15 Only patients with a central diagnosis of SM shown (n=68) Overall Survival Probability (%) CENSORED 1.0 0.9 0.8 0.7 0.6 0.5 0.4 0.3 0.2 0.1 0.0 ASM SM-AHN MCL ISM/SSM 7 37 9 15 0 7 36 8 15 3 7 29 8 15 6 6 23 6 14 9 5 17 6 12 12 3 10 6 9 15 2 10 4 8 18 2 8 2 7 21 1 7 1 5 24 1 4 1 3 27 1 3 0 1 30 0 1 0 0 33 36 Months from First Dose ASM SM-AHN MCL ISM/SSM

Treatment-emergent adverse events (AEs)

Adverse event, n (%)	Any Grade	Grade 3/4
NON-HEMATOLOGICAL AEs >15% (N=69)		
Periorbital edema	52 (75)	3 (4)
Diarrhea	28 (41)	1 (1)
Nausea	26 (38)	3 (4)
Fatigue	25 (36)	5 (7)
Peripheral Edema	23 (33)	0
Vomiting	22 (32)	3 (4)
Cognitive effects*	22 (32)	3 (4)
Hair color changes	20 (29)	1 (1)
Arthralgia	14 (20)	1 (1)
Abdominal pain	13 (19)	1 (1)
Dizziness	13 (19)	1 (1)
Decreased appetite	12 (17)	0
Pruritis	12 (17)	0
Constipation	11 (16)	1 (1)
Dysgeusia	11 (16)	0
HEMATOLOGICAL AEs >10% (N=69)		
Anemia	38 (55)	20 (29)
Thrombocytopenia	24 (35)	16 (23)
Neutropenia	8 (12)	7 (10)

- Most AEs were grade 1 or 2
- Cytopenias were most common ≥ grade 3 treatment-related AE
- No grade 5 treatment-related AEs

- 4% (3/69) discontinued due to treatment-related AEs
  - Refractory ascites, encephalopathy and ICB
- 13% (9/69) discontinued due to clinical progression
  - 3 AMLs, 3 AHNs, 3 SM
- Intracranial bleeding (ICB) occurred in 7 patients**
  - 5 of 7 patients resumed therapy
  - No new ICB events reported since implementing dose modifications for thrombocytopenia
- 71% (49/69) remain on treatment

AEs of note: ascites (n=6 [9%]; n=1 [1%] at ≥ grade 3), pleural effusion (n=9 [13%], n= 1[1%] at ≥ grade 3)
*Cognitive effects include: cognitive disorder, confusional state, memory impairment and encephalopathy
**1 ICB was in setting of severe head trauma

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45yo woman with SM-AHN (MDS/MPN-U) 17 Patient permission granted for use of photos Bone Marrow Mast Cells (%) 70 60 50 40 30 20 10 0 SD PR CR Mast cell aggregates Only interestitial mast cells Serum Tryptase 0 1 2 3 4 5 6 7 8 9 10 12 14 16 18 20 22 24 26 28 30 32 months on therapy 600 550 500 450 400 350 300 250 200 150 100 50 0 20 Serum Tryptase (ng/mL) KIT D816V VAF by ddPCR (%) 13 12 11 10 9 8 7 6 5 4 3 2 1 0 C1D1 - 1 0 1 2 3 4 5 6 7 8 9 10 12 14 16 18 20 22 24 26 28 30 32 months on therapy Bllod Marrow baseline 6 months 29 months

77% confirmed central ORR by mIWG-MRT-ECNM criteria in AdvSM Responses across all subtypes and poor prognosis S/A/R genotype Responses occur at a median time of 2 mos and deepen over time Dose escalation patients (even cohort 1) still on therapy up to 34 months KIT D816V eventually becomes undetectable in the marrow in 33% of patients Only 4% discontinued for related AEs and 71% remain on treatment Starting dose of 200mg QD and platelet dose modifications implemented to improve long term safety and tolerability Granted Breakthrough Designation for AdvSM and Orphan Designation for Mastocytosis Phase 2 trials for AdvSM and ISM/SSM are enrolling in Europe and North America Avapritinib induces complete and durable responses across SM spectrum 18

Acknowledgements Phase I Investigators Daniel DeAngelo Michael Deininger Jason Gotlib Srdan Verstovsek Prithvi Bose Elizabeth Hexner Albert Quiery William Robinson Mark Drummond Elliott Winton Maria Kremyanskaya Tracy George Hans-Peter Horny 19 Guys and St. Thomas Trust Deimante Drasutyte Monika Ciesielska Thompson Olaoni Clare Oni Natalia Curto-Garcia Claire Woodley Yvonne Francis Donal McLornan Claire Harrison Patients & Families EXPLORER Advanced SM